CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As  independent  public  accountants,  we hereby consent to the use in this Form
N-14 filing of our auditors reports on the financial statements of the Utility Fund, the Equity Fund, the Growth/Value Fund and the Aggressive Growth Fund of Countrywide Strategic Trust dated April 30, 1999 and to all references to our Firm included in or made a part of this Pre-Effective Amendment No. 1 Form N-14 filing.

                                                         /s/ Arthur Andersen LLP
                                                             ARTHUR ANDERSEN LLP

Cincinnati, Ohio,
 March 28, 2000